Exhibit 23.4

CONSENT OF QUALIFIED PERSON

To:                            U.S. Securities and Exchange Commission

Ontario Securities Commission, as Principal Regulator

British Columbia Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

The Manitoba Securities Commission

Nova Scotia Securities Commission

Financial and Consumer Services Commission, New Brunswick

Office of the Superintendent of Securities, Prince Edward Island

Office of the Superintendent of Securities Service Newfoundland and Labrador

Re:                             Registration Statement on Form S-1 of Sunshine Silver Mining & Refining Corporation (the “Company”) and Preliminary Base PREP Prospectus of the Company

Tetra Tech, Inc. (“Tetra Tech”), in connection with the Company’s Registration Statement on Form S-1 (and any amendments or supplements and/or exhibits thereto, the “Registration Statement”) and the Company’s preliminary base PREP prospectus dated October 1, 2020 (the “Preliminary Prospectus”), consents to:

•                  the public filing by the Company and use of the technical report titled “Los Gatos Project, Chihuahua, Mexico” (the “Technical Report”), with an effective date of July 1, 2020 and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and National Instrument 43-101 — Standards of Disclosure for Mineral Project, as an exhibit to and referenced in the Registration Statement and as referenced in the Preliminary Prospectus;

•                  the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and any such Technical Report; and

•                  any extracts from or a summary of the Technical Report in the Preliminary Prospectus and the use of any information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Registration Statement.

Tetra Tech is responsible for authoring, and this consent pertains to, the Technical Report. Tetra Tech certifies that it has read the Registration Statement and the Preliminary Prospectus and that both fairly and accurately represent the information in the sections of the Technical Report for which it is responsible.

Dated: October 1, 2020

Tetra Tech, Inc.

By:	/s/ Guillermo Dante Ramírez-Rodríguez
Name: Guillermo Dante Ramírez-Rodríguez
Title: Principal Mining Engineer